Exhibit 99.1

HCI Group Reports First Quarter 2018 Results

Tampa, Fla. – May 1, 2018 – HCI Group, Inc. (NYSE:HCI), a holding company primarily engaged in homeowners insurance, with additional operations in reinsurance, real estate and information technology, reported results for the quarter ended March 31, 2018.

First Quarter 2018 - Financial Results

Net income for the first quarter of 2018 totaled $10.8 million or $1.11 diluted earnings per share compared with $12 million or $1.15 diluted earnings per share in the first quarter of 2017. Adjusted net income (a non-GAAP measure which excludes unrealized gains or losses on equity securities) for the quarter was $12.7 million or $1.26 per fully diluted share. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to GAAP net income and earnings per share.

Gross premiums earned totaled $85.8 million compared with $91.6 million in the same period in 2017. The decrease in 2018 was primarily attributable to policy attrition.

Gross premiums written were $70.1 million compared with $71.4 million in the same quarter of 2017.

Premiums ceded increased to $32.3 million or 37.6% of gross premiums earned from $28.6 million or 31.2% of gross premiums earned in the first quarter of 2017. The increase was primarily due to a net increase of ceded premiums attributable to retrospective provisions under certain reinsurance contracts as opposed to a net reduction in ceded premiums in the same period in 2017.

Net premiums earned (defined as gross premiums earned less premiums ceded to reinsurance) were $53.5 million compared with $63 million in the same period in 2017.

Net premiums written (defined as gross premiums written less premiums ceded to reinsurance) were $37.9 million compared with $42.8 million in the same period in 2017.

Net realized investment gains were $2.2 million compared with $0.7 million in the same period in 2017. The gains in 2018 resulted primarily from sales intended to rebalance the company’s investment portfolio. Net unrealized investment losses were $2.6 million representing a net unfavorable change in the fair value of equity securities during the first quarter of 2018 subsequent to the adoption of a new accounting standard requiring unrealized holding gains and losses on equity securities to be reported in the statement of income.

Losses and loss adjustment expenses were $19.7 million compared with $25.5 million in the same period in 2017. There were two reasons for the decrease. The $25.5 million in 2017 included loss reserve strengthening of $2.5 million in response to trends involving assignment of insurance benefits and related litigation, and there was no material reserve strengthening in the first quarter of 2018. Second, there was a substantial decrease in the number of non-catastrophe claims in the first quarter of 2018 compared to the first quarter of 2017.

General and administrative personnel expenses were $6.3 million compared with $7 million in the same period in 2017.

The decrease related to lower stock-based compensation and payroll costs associated with the processing and settlement of Hurricane Irma claims which are recoverable from reinsurers.

Interest expense was $4.5 million compared with $3.5 million in the same period in 2017. The change primarily resulted from interest expense related to the 4.25% convertible debt offering which was completed in March 2017.

Income tax expense was $4 million compared to $7.1 million in the same quarter in 2017, which resulted primarily from a reduced federal tax rate attributable to the Tax Cut and Jobs Act of 2017 that became effective January 1, 2018. The effective tax rate in the quarter was 27.1% as compared to 37.2% in the same quarter of 2017.

Book value per share, defined as shareholders’ equity divided by common shares outstanding at the end of the period, was $22.45 at March 31, 2018 compared with $22.14 at December 31, 2017.

First Quarter 2018 - Financial Ratios

The loss ratio (defined as losses and loss adjustment expenses related to net premiums earned) for the first quarter of 2018 was 36.7% compared with 40.5% in 2017. The decrease was primarily due to fewer losses and loss adjustment expenses in the first quarter of 2018 compared to the first quarter of 2017.

The expense ratio (defined as underwriting expenses, general and administrative personnel expenses, interest and other operating expenses related to net premiums earned) was 43.5% compared with 36.6% in the same prior year period in 2017. The increase was primarily attributable to the decrease in net premiums earned.

The combined ratio (total of all expenses in relation to net premiums earned) is the measure of overall underwriting profitability before other income. The combined loss and expense ratio for the current quarter was 80.2% compared with 77.1% in the same prior year period of 2017.

Due to the impact reinsurance costs have on net premiums earned from period to period, the company believes the combined ratio measured to gross premiums earned is more relevant in assessing overall performance. The combined ratio to gross premiums earned was 50.1% for the quarter compared with 53% for the first quarter of 2017.

Management Commentary

“Our insurance operations have reached an important inflection point,” said Paresh Patel, HCI Group’s chairman and chief executive officer. “The recent implementation of our positive underwriting technology now gives HCI the ability to deliver superior underwriting results.”

Conference Call

HCI Group will hold a conference call later today, May 1, 2018, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management’s presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.hcigroup.com.

Listen-only toll-free number: (877) 407-8033

Listen-only international number: (201) 689-8033

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through June 1, 2018.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 27671

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners’ insurance, reinsurance, real estate and information technology services. The company’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of property and casualty insurance in the state of Florida.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 Index and the S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Kevin Mitchell, Senior Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Matt Glover or Najim Mostamand, CFA

Liolios Group, Inc.

Tel (949) 574-3860

HCI@liolios.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At March 31, 2018	At December 31, 2017
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $197,135 and $235,633, respectively)	$195,703	237,484
Equity securities, at fair value (cost: $42,535 and $54,282, respectively)	45,609	59,956
Short-term investments	55,433	—
Limited partnership investments, at equity	25,247	23,184
Investment in unconsolidated joint venture, at equity	1,253	1,304
Real estate investments	58,024	58,358

Total investments	381,269	380,286
Cash and cash equivalents	226,210	255,884
Restricted cash	809	809
Accrued interest and dividends receivable	1,588	1,983
Income taxes receivable	11,014	16,192
Premiums receivable	16,930	17,807
Prepaid reinsurance premiums	8,100	22,286
Reinsurance recoverable:
Paid losses and loss adjustment expenses	28,760	2,344
Unpaid losses and loss adjustment expenses	57,183	100,760
Deferred policy acquisition costs	15,334	16,712
Property and equipment, net	12,603	12,465
Intangible assets, net	4,844	4,995
Other assets	8,580	9,741

Total assets	$773,224	842,264

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$148,586	198,578
Unearned premiums	148,686	164,896
Advance premiums	15,888	4,948
Assumed reinsurance balances payable	114	15
Accrued expenses	8,311	6,035
Reinsurance recovered in advance on unpaid losses	—	13,885
Deferred income taxes, net	1,043	1,890
Long-term debt	239,392	237,835
Other liabilities	18,302	20,207

Total liabilities	580,322	648,289

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value, 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 8,593,850 and 8,762,416 shares issued and outstanding in March 31, 2018 and December 31, 2017, respectively)	—	—
Additional paid-in capital	—	—
Retained income	193,971	189,409
Accumulated other comprehensive income, net of taxes	(1,069)	4,566

Total stockholders’ equity	192,902	193,975

Total liabilities and stockholders’ equity	$773,224	842,264

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
Revenue

Gross premiums earned	$85,772	91,619
Premiums ceded	(32,250)	(28,583)

Net premiums earned	53,522	63,036

Net investment income	3,218	2,834
Net realized investment gains	2,232	715
Net unrealized investment losses	(2,600)	—
Net other-than-temporary impairment losses	(40)	(213)
Policy fee income	865	908
Other	542	433

Total revenue	57,739	67,713

Expenses

Losses and loss adjustment expenses	19,655	25,529
Policy acquisition and other underwriting expenses	9,360	9,649
General and administrative personnel expenses	6,283	6,975
Interest expense	4,470	3,542
Other operating expenses	3,167	2,876

Total operating expenses	42,935	48,571

Income before income taxes	14,804	19,142

Income tax expense	4,013	7,122

Net income	$10,791	12,020

Basic earnings per share	$1.25	1.27

Diluted earnings per share	$1.11	1.15

Dividends per share	$0.35	0.35

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Three Months Ended
GAAP	March 31, 2018			March 31, 2017
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$10,791			$12,020
Less: Income attributable to participating securities	(701)			(708)

Basic Earnings Per Share:
Income allocated to common stockholders	10,090	8,082	$1.25	11,312	8,918	$1.27

Effect of Dilutive Securities:
Stock options	—	17		—	45
Convertible senior notes	3,133	3,799		1,499	2,177

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$13,223	11,898	$1.11	$12,811	11,140	$1.15

HCI Group and Subsidiaries

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities that are required to be included in results of operations in accordance with a new accounting standard effective January 1, 2018. HCI Group believes net income without the effect of volatility in equity prices is more comparable to prior period operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to non-GAAP Adjusted diluted earnings per share is provided below.

(Amounts in thousands, except per share amounts)

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

GAAP Net Income		$10,791
Add back: Net unrealized investment losses	$2,600
Less: Tax effect at 25.345%	$(659)

Net adjustment to Net Income		$1,941

Non-GAAP Adjusted Net Income		$12,732

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

Non-GAAP	Three Months Ended March 31, 2018
	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$12,732
Less: Income attributable to participating securities	(833)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	11,899	8,082	$1.47

Effect of Dilutive Securities:
Stock options	—	17
Convertible senior notes	3,133	3,799

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$15,032	11,898	$1.26

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

GAAP diluted Earnings Per Share		$1.11
Add back: Net unrealized investment losses	$0.22
Less: Tax effect at 25.345%	$(0.07)

Net adjustment to GAAP diluted EPS		$0.15

Non-GAAP Adjusted diluted EPS		$1.26